EXHIBIT 5.1

December 12, 2025

LightPath Technologies, Inc. 2603 Challenger Tech Court, Suite 100 Orlando, Florida 32826

Ladies and Gentlemen:

We have acted as counsel to LightPath Technologies, Inc., a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-3 (Registration No. 333-291717), which was declared effective on December 10, 2025, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (as so filed, the “Registration Statement”) and the related prospectus contained in the Registration Statement (the “Base Prospectus”) and (ii) the prospectus supplement to the Registration Statement, dated December 11, 2025 (the “Prospectus Supplement”) relating to the issuance and sale by the Company of (x) an aggregate of 7,750,000 shares (the “Firm Shares”) of Class A common stock, $0.01 par value (“Class A Common Stock”) of the Company and (y) at the election of the Underwriters (as defined below) up to 1,162,500 additional shares of Class A Common Stock (the “Optional Shares,” and together with the Firm Shares, the “Shares”).

The Shares are to be sold pursuant to an Underwriting Agreement, dated December 12, 2025 (the “Underwriting Agreement”), by and among the Company and Canaccord Genuity LLC and Craig-Hallum Capital Group LLC as representatives of the several underwriters named therein (the “Underwriters”). We have been requested by the Company to render this opinion in connection with the filing of the Form 8-K with respect to the sale and issuance by the Company of the Shares (the “Form 8-K”).

In connection with the opinion expressed herein, we have examined and relied upon copies of such documents, records, instruments, agreements, and such matters of fact and law as we have deemed relevant or necessary for purposes of this opinion, including, without limitation: (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Prospectus Supplement, (iv) the Company’s Certificate of Incorporation, as amended to date, (v) the Company’s Amended and Restated Bylaws of the Company, as amended to date, and (vi) records of meetings and consents of the Board of Directors (the “Board”) of the Company provided to us by the Company. In rendering the opinions in this opinion letter, we have assumed that the issuance of the Shares will not exceed the number of authorized shares. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original documents of all documents submitted to us as certified, facsimile, or other copies and the authenticity of all such documents, the accuracy, completeness, and authenticity of certificates of public officials, and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents. As to questions of fact material to this opinion, we have relied exclusively, without independent investigation or verification, upon the above-described documents and on certain representations of certain officers of the Company.

Based on the foregoing, and subject to further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company and, upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, Base Prospectus and Prospectus Supplement, and pursuant to the terms of the Underwriting Agreement and the Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of the General Corporation Law of the State of Delaware, including the rules and regulations underlying those provisions, and we do not express any opinion as to the laws of any other jurisdiction.

In addition, the foregoing opinions are qualified to the extent that (i) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice, and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (ii) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the matters addressed herein and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the inclusion of this opinion letter as Exhibit 5. 1 to the Form 8-K and further consent to all references to us under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Company. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Registration Statement, Base Prospectus or the Prospectus Supplement. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & Hostetler LLP Baker & Hostetler LLP

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